Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of sanofi-aventis

(No. 333-157685, No. 333-149203, No. 333-145074, No. 333-139555, No.333-125490, No. 333-121584, No. 333-121583 and

No. 333-107238) of our reports dated March 9, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this annual report on Form 20-F for the year ended December 31, 2009.

Neuilly-sur-Seine, France

March 12, 2010

PricewaterhouseCoopers Audit

Catherine Pariset                      Philippe Vogt